EXHIBIT 10.20
                                  INTEREST ONLY
                           NONRECOURSE PROMISSORY NOTE
                             AND SECURITY AGREEMENT

$400,000.00                                                      2/23/03  [Date]
                                                                 -------
                                                           Portsmouth,  Virginia

     FOR VALUE RECEIVED, H.E.R.C. Products Incorporated, a Delaware corporation, ("Maker" or "Debtor") promises to pay to R. John Armstrong ("Holder" or "Secured Party"), or order, the principal sum of Four Hundred Thousand Dollars ($400,000.00) with interest from the date of this Note on unpaid principal owing from time to time at the rate of eight percent (8.0%) per annum until fully paid. Maker shall make interest only payments on the first day of each month from the date of this Note until the date one (1) year from the date of this Note ("Maturity Date"). Principal plus all accrued and unpaid interest on such principal shall be due and payable on the Maturity Date.

     Maker shall make all payments in lawful money of the United States of America and in immediately available funds. Computations of interest shall be based on a year of 360 days but shall be calculated for the actual number of days in the period for which interest is charged.

     This Note may be prepaid in whole or in part, without penalty, at the option of Maker and without the consent of Holder. All payments shall be applied first to accrued and unpaid interest and then to the principal balance outstanding. All payments under this Note shall be paid to Holder at Seaward Marine Services, Inc., Attention: R. John Armstrong, 3975 University Drive, Suite 400, Fairfax, Virginia 22030 marked "PERSONAL and CONFIDENTIAL", or at such other address as Holder shall direct Maker in writing.

     This Note is nonrecourse as to Maker, except as to those assets of Maker described in the Security Agreement between Maker as Debtor and Holder as Secured Party ("Security Agreement") and a UCC-1 Financing Statement, both dated the same date as this Note ("Collateral"). In the event Holder is entitled to proceed against Maker, Holder's sole recourse shall be to proceed against the Collateral pursuant to the terms set forth in the Security Agreement. Holder shall have no other recourse against Maker or any assets of Maker other than the Collateral. This provision is not intended to constitute a discharge or release of any obligation contained in this Note or security that secures such obligations, but is a covenant by Holder not to sue Maker for a deficiency.

     In the event of any failure to pay when due any installment of interest under this note, and the continuance of that failure to pay for a period of (10) days after written notice, by certified or registered mail or by hand delivery, of this failure, this promissory note shall be considered to be in default and the entire unpaid principal sum, together with accrued interest, shall at the option of the holder become immediately due and payable in full.

     The laws of the State of Virginia excluding its conflict of laws rules shall govern this Note. The exclusive jurisdiction and venue of any legal action instituted by any party to this Note shall be Fairfax, Virginia.

     Maker waives presentment, protest and demand, notice of protest, notice of demand and dishonor, and notice of nonpayment of this Note. Maker expressly agrees that Holder may extend this Note or any payment under this Note from time to time without in any way affecting the liability of Maker.

      Maker  shall pay all costs and expenses, including attorney fees, incurred
(i) in collecting payment on this Note, (ii) in connection with any dispute that arises as to its enforcement, validity, or interpretation, whether or not legal action is instituted or prosecuted to judgment, or (iii) in enforcing any judgment obtained in any related legal proceeding.

     If any provision or any word, term, clause, or part of any provision of this Note shall be invalid for any reason, the same shall be ineffective, but the remainder of this Note and of the provision shall not be affected and shall remain in full force and effect.


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     Any  of  the terms and conditions of this Note may be waived by Holder, but no such waiver shall affect or impair the rights of Holder to require observance, performance, or satisfaction, either of that term or condition as it applies on a subsequent occasion or of any other term or condition of this Note.

     This Note shall be secured by Collateral in the Security Agreement made a part hereof as follows:


                                   SECTION ONE

                          CREATION OF SECURITY INTEREST

Debtor grants, and secured party retains a security interest in all of company's present and future inventory, accounts, account and contract rights, contracts, drafts, acceptances, documents, instruments, chattel paper, deposit accounts, general intangibles and all products and proceeds therefrom, all of which are in this instrument referred to as "collateral," subject to prior encumbrance and security interest under that certain agreement by and between debtor and KBK Financial, Inc. dated September 22, 1997, as amended, to secure payment of the following:

    A.  The  debt  evidenced  by  this  instrument.

    B. All costs and expenses incurred by secured party in the collection of the debt.

    C. All future advances made by secured party for taxes, levies, insurance and repairs to or maintenance of collateral.

    D. All other future advances that may, at the option of secured party, be made or given by secured party to or for the account of debtor.

    E. All other past, present, future, direct or contingent liabilities of debtor to secured party.


                                   SECTION TWO

                                 PURPOSE OF LOAN

Secured party has loaned the above sum to debtor to enable debtor to provide operational working capital and other general corporate purposes.


                                  SECTION THREE

                         PERFECTION OF SECURITY INTEREST

Debtor shall pay all filing fees with respect to the security interest created by this agreement, and secured party is by this agreement appointed the attorney-in-fact of debtor to perform all acts that secured party may deem necessary to perfect and continue perfecting such security interest.

                                  SECTION FOUR

                         LOCATION OF BUSINESS OF DEBTOR

The place of business of debtor for the purpose of sale of collateral is at 1420 Columbus Avenue, Portsmouth, Virginia 23704. Debtor has no other place of business in Virginia. Debtor shall promptly notify secured party in writing of:

    A.  Any  change  in  location  of  any  place  of  business.

    B.  Establishment  of  any  new  place  of  business.

    C.  Discontinuance  of  any  established  place  of  business.


                                  SECTION FIVE

                            PROTECTION OF COLLATERAL

Debtor shall maintain collateral in good condition and repair and shall pay and discharge all taxes, levies and other impositions levied on collateral, as well as the cost of repairs to or maintenance of collateral. If debtor fails to do so, secured party may pay the cost of such maintenance or repairs and such taxes, levies and impositions for the account of debtor, adding the amount of the same to the debt secured by this agreement. Debtor shall permit secured party to inspect collateral and the books and records of debtor pertaining to the collateral at any reasonable time. Debtor shall not lease, mortgage, pledge or encumber collateral, permit its identity to be lost, permit it to be levied on or attached under any legal process, or create any security interest in the collateral other than the security interest created by this agreement, subject to prior encumbrance and security interest referenced in Section One hereof.


                                   SECTION SIX

                                  RISK OF LOSS

Risk  of  loss,  damage  to  or  destruction  of  collateral  is  on  debtor.



                                  SECTION SEVEN

                        RIGHTS AND REMEDIES UNDER STATUTE

In addition to all rights given to secured party by this promissory note and security agreement, secured party shall have all the rights and remedies of a secured party under VA ST T. 8.9A and otherwise accorded by the law in Virginia.

                                  SECTION EIGHT

                             CONFESSION OF JUDGMENT

Debtor empowers any attorney of any court of record within the United States to appear for debtor and, with or without one or more complaints or declarations filed, confess a judgment or judgments against debtor in favor of the holder of this note and agreement, as of any term, for the above sum plus accrued interest, together with costs of suit and attorney fees of 1.0%. Debtor waives all errors and stays of execution. The exemption of all property from levy and sale on any execution is also waived, and no benefit of exemption shall be claimed under or by virtue of any exemption law now in force or that may later be enacted.


                                  SECTION NINE

                                  SEVERABILITY

If any provision of this instrument shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this instrument, but this promissory note and security agreement shall be construed as if such invalid or unenforceable provision had never been contained in this instrument.


                                   SECTION TEN

                              EFFECT OF INSTRUMENT

The rights and privileges of secured party under this instrument shall inure to the benefit of the successors and assigns of secured party, and the duties and obligations of debtor under this instrument shall bind the heirs, personal representatives, successors and assigns of debtor. If there is more than one debtor, the warranties, covenants and agreements of debtor contained in this instrument, including the foregoing confession of judgment, shall be joint and several.

Executed  at  Portsmouth,  Virginia  the  day  and  year  first  above  written.


MAKER/DEBTOR

H.E.R.C.  Products  Incorporated,
a  Delaware  corporation

By:    S.  Steven  Carl,  CEO
     ------------------------


[Signature]

  /s/   S.  Steven  Carl
------------------------


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